     As filed with the Securities and Exchange Commission on May 29, 1998
                                                     Registration No. 333-......
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                             ____________________
                                  AMGEN INC.
            (Exact name of registrant as specified in its charter)

                   DELAWARE                                          95-3540776
(State or other jurisdiction of incorporation or       (I.R.S. Employer Identification No.)
                 organization)

                              ____________________
                             ONE AMGEN CENTER DRIVE
                      THOUSAND OAKS, CALIFORNIA 91320-1789
                                 (805) 447-1000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              ____________________
                            GEORGE A. VANDEMAN, ESQ.
              Senior Vice President, General Counsel and Secretary
                             ONE AMGEN CENTER DRIVE
                      THOUSAND OAKS, CALIFORNIA 91320-1789
                                 (805) 447-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ____________________
                                   Copies to:
                            ALAN C. MENDELSON, ESQ.
                              Cooley Godward LLP
                             FIVE PALO ALTO SQUARE
                              3000 EL CAMINO REAL
                       PALO ALTO, CALIFORNIA 94306-2155
                                 (650) 843-5000
                             _____________________
                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
                             _____________________
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
          TITLE OF SECURITIES              AMOUNT TO BE   PROPOSED MAXIMUM OFFERING    PROPOSED MAXIMUM      AMOUNT OF
            TO BE REGISTERED                REGISTERED         PRICE PER SHARE        AGGREGATE OFFERING    REGISTRATION
                                                                                           PRICE (1)            FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value..........      1,500,000             $51.85              $77,776,397.50         $22,945
------------------------------------------------------------------------------------------------------------------------

========================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933. The price per share and aggregate offering price are based upon (i) the exercise prices of outstanding options to purchase 927,250 shares of Common Stock and (ii) with respect to 572,750 shares of Common Stock, the average of the high and low prices of Registrant's Common Stock on May 27, 1998, as reported on the Nasdaq National Market.

================================================================================
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
     SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AS OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   SUBJECT TO COMPLETION, DATED MAY 29, 1998

PROSPECTUS

                                   Amgen Inc.



                        1,500,000 SHARES OF COMMON STOCK

This Prospectus relates to up to 1,500,000 shares of Common Stock, par value $.0001 per share (the "Shares"), of Amgen Inc. ("Amgen" or the "Company"), that may be sold by the Company from time to time upon the exercise of non-qualified stock options (the "Options") granted under the Company's 1997 Special Non-Officer Equity Incentive Plan, Amended and Restated 1991 Equity Incentive Plan, Amended and Restated 1988 Stock Option Plan and Amended and Restated 1987 Director Stock Option Plan (each a "Plan" and collectively, the "Plans"). The Shares will be sold to trusts established for the benefit of certain participants under the Plans and members of their immediate families (the "Trusts") and to former spouses of Plan participants who receive Options pursuant to domestic relations orders (the "Former Spouses").

The Company will sell the Shares in accordance with the terms of the Plans and the Options. The exercise price of each Option has been or will be determined by the Board of Directors of the Company, or a Committee thereof, in each case in accordance with the applicable Plan. Certain Trusts may be deemed to be affiliates of the Company. Such affiliates may resell Shares only pursuant to an effective registration statement covering such resale or pursuant to an exemption from such registration, including the exemption provided by Rule 144 under the Securities Act of 1933, as amended.

The Common Stock is traded on the Nasdaq National Market under the symbol AMGN. On May 28, 1998, the closing price of the Common Stock was $60.69 per share.

The Company will receive all of the proceeds from the sale of the Shares hereby. No underwriting discounts or commissions will be paid by the Company in connection with this offering. Estimated expenses payable by the Company in connection with this Offering are $60,000. See "Plan of Distribution."

FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY INVESTORS IN EVALUATING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY, SEE "RISK FACTORS" COMMENCING ON PAGE 4.

                                 ______________


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
          EXCHANGE  COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.





____________, 1998

                                  TABLE OF CONTENTS


                                                                    Page


AVAILABLE INFORMATION.............................................     2
INCORPORATION OF DOCUMENTS BY REFERENCE...........................     2
RISK FACTORS......................................................     3
THE COMPANY.......................................................     5
USE OF PROCEEDS...................................................     5
DETERMINATION OF OFFERING PRICE...................................     5
DESCRIPTION OF THE PLANS AND THE OPTIONS..........................     5
PLAN OF DISTRIBUTION..............................................     5
LEGAL MATTERS.....................................................     5
EXPERTS...........................................................     5

                             AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission at http://www.sec.gov. The common stock, par value $.0001 per share, of the Company is listed on The Nasdaq National Market. Reports, proxy information and other information concerning the Company can also be inspected at the offices of Nasdaq at 1735 K Street, N.W., Washington, D.C. 20006.

This Prospectus constitutes a part of a Registration Statement on Form S-3 filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company, the Plan and the Options. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents have been filed by the Company with the Commission (File No. 0-12477) and are incorporated herein by reference:

  (1) the Company's Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 1997;

  (2) the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1998; and

  (3) Description of the Company's Common Stock, contractual contingent payment rights and preferred share rights plan contained in the Registration Statements on Form 8-A filed with the SEC on September 7, 1983 and April 1, 1993, and the Form 8-K filed with the SEC on February 28, 1997, respectively.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares, shall be deemed to be incorporated by reference in this Prospectus and be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Copies of the above documents (excluding exhibits, unless such exhibits are specifically incorporated by reference in such documents) may be obtained without charge upon request by persons (including beneficial owners) to whom this Prospectus is delivered from the Manager of Investor Relations of the Company, One Amgen Center Drive, Thousand Oaks, California 91320-1789 (telephone number 805-499-5725, extension 3352).

RISK FACTORS

Amgen operates in a rapidly changing environment that involves a number of risks, some of which are beyond the Company's control. The following risk factors should be considered carefully in evaluating the Company and its business prior to purchasing the Shares offered hereby.

Uncertainty of Product Development. The Company is pursuing, and intends to continue, an aggressive product development program. Successful product development in the biotechnology industry is highly uncertain, and only a small minority of research and development programs ultimately result in the commercialization of a product. Of the candidates that are commercialized, all may not be commercially successful. Product candidates that appear promising in the early phases of development may fail to reach the market for numerous reasons, including, without limitation, results indicating lack of effectiveness or harmful side effects in clinical or preclinical testing, failure to receive necessary regulatory approvals, uneconomical manufacturing costs, the existence of third party proprietary rights, failure to be cost effective in light of existing therapeutics or other factors. There can be no assurance that the Company will be able to produce future products that have commercial potential.

Additionally, success in preclinical and early clinical trials does not ensure that large scale clinical trials will be successful. Clinical results are frequently susceptible to varying interpretations which may delay, limit or prevent further clinical development or regulatory approvals. The length of time necessary to complete clinical trials and receive approval for product marketing by regulatory authorities varies significantly by product and indication and is often difficult to predict.

Uncertainty of Regulatory Approvals. The Company's research and development, preclinical testing, clinical trials, facilities, manufacturing and marketing of its products are subject to extensive regulation by numerous governmental authorities in the U.S. and other countries. The success of the Company's current products and future product candidates will depend in part upon obtaining and maintaining regulatory approval to market products in approved indications. Even if regulatory approval is obtained, a marketed product and its manufacturer are subject to continued review. Later discovery of previously unknown problems with a product or manufacturer may result in restrictions on such product or manufacturer, including withdrawal of the product from the market. Failure to obtain necessary approvals, or the restriction, suspension or revocation of any approvals or the failure to comply with regulatory requirements could have a material adverse effect on the Company.

Uncertain Availability of Third-Party Reimbursement. In both domestic and foreign markets, sales of the Company's products are dependent in part on the availability of reimbursement from third party payors such as governments and private insurance plans. In certain foreign markets pricing and profitability of prescription pharmaceuticals are subject to government controls. In the United States, there has been, and the Company expects there to continue to be, a number of state and federal proposals to implement price controls. In addition, an increasing emphasis on managed care in the United States has and will continue to increase the pressure on pharmaceutical pricing and usage. Further, significant uncertainties exist as to the reimbursement status of newly approved therapeutic products, and current reimbursement policies for existing products may change. Changes in reimbursement or failure to obtain reimbursement may reduce the demand for, or the price of, the Company's products which could have a material adverse effect on the Company and its operating results. Specifically, patients in the U.S. receiving EPOGEN(R) in connection with treatment for end stage renal disease are covered primarily under medical programs provided by the federal government. Therefore, EPOGEN(R) sales may be affected by future changes in reimbursement rates or the basis for reimbursement by the federal government. In 1997, the Health Care Finance Administration instituted a reimbursement charge for EPOGEN(R) which has adversely affected sales of EPOGEN(R). There can be no assurance that sales of the Company's other products, or future products, will not be similarly affected.

Impact of Professional Guidelines. In addition to government agencies that promulgate regulations and guidelines directly applicable to the Company and its products, private health/science foundations and organizations involved in various diseases may also publish, from time to time, guidelines or recommendations to the healthcare and patient communities. These private organizations may make recommendations that affect the usage of certain therapies, drugs or procedures, including the Company's products. Such recommendations may relate to such matters as usage, dosage, route of administration and use of concomitant therapies. Recommendations or guidelines that are followed by patients and healthcare providers and that result in, among other things, decreased use of the Company's products could have a material adverse effect on the Company. In addition, the perception that such recommendations or guidelines will be followed could adversely affect prevailing market prices for the Company's common stock.

Patent and License Uncertainties.  The  patent  positions   of  pharmaceutical
and   biotechnology companies can be highly uncertain and involve complex legal, scientific and factual questions. To date there has emerged no consistent policy regarding breadth of claims allowed in such companies' patents. Accordingly, there can be no assurance that patents and patent applications relating to the Company's products and technologies will not be challenged, invalidated or circumvented or will afford protection against competitors with similar products or technology. Patent disputes are frequent and can preclude commercialization of products. The Company currently is, and may in the future be, involved in patent litigation. Such litigation, if decided adversely, could subject the Company to significant liabilities, cause the Company to obtain third party licenses or cease using the technology or product in dispute. However, there can be no assurance that such licenses will be available on terms acceptable to the Company, or at all.

The Company is currently involved in arbitration proceedings with Ortho Pharmaceutical Corporation, a subsidiary of Johnson & Johnson ("Johnson & Johnson"), relating to a license granted by the Company to Johnson & Johnson for sales of Epoetin alfa in the United States for all human uses except dialysis and diagnostics. There can be no assurance this matter will be resolved in the Company's favor.

Competition. Amgen operates in a highly competitive environment. The Company competes with pharmaceutical and biotechnology companies, some of which may have technical or competitive advantages, for, among other things, the development of technologies and processes and the acquisition of technology from academic institutions, government agencies and other private and public research organizations. There can be no assurance that the Company will be able to produce or acquire rights to products that have commercial potential. Even if the Company achieves product commercialization, there can be no assurance that one or more of the Company's competitors will not: (1) achieve product commercialization earlier than the Company, (2) receive patent protection that dominates or adversely affects the Company's activities or (3) have significantly greater marketing capabilities.

Fluctuations in Operating Results; Volatility of Stock Price. The Company's operating results may fluctuate from period to period for a number of reasons. Historically the Company has planned its operating expenses, many of which are relatively fixed in the short term, on the basis that revenues will continue to grow. Accordingly, even a relatively small revenue shortfall may cause a period's results to be below Company expectations. Such a revenue shortfall could arise from any number of factors, including, without limitation, lower than expected demand, changes in wholesaler buying patterns, changes in product pricing strategies, increased competition from new and existing products, fluctuations in foreign currency exchange rates, changes in government or private reimbursement, transit interruptions, overall economic
conditions or natural disasters (including earthquakes).   The Company  also
experiences a degree of seasonality in its operating results.

The Company's stock price, like that of other biotechnology companies, is subject to significant volatility. The stock price may be affected by fluctuations in the Company's operating results as well as, among other things, clinical trial results and other product development related announcements by Amgen or its competitors, regulatory matters, announcements in the scientific and research community, intellectual property and legal matters, changes in reimbursement policies or medical practices or broader industry and market trends unrelated to the Company's performance. In addition, if revenues or earnings in any quarter fail to meet the investment community's expectations, there could be an immediate adverse impact on the Company's stock price.

Risks of Rapid Growth. The Company has adopted an aggressive growth plan that includes substantial and increased investments in research and development and investments in facilities that will be required to support significant growth. This plan carries with it a number of risks, including a higher level of operating expenses, the difficulty of attracting and assimilating a large number of new employees, and the complexities associated with managing a larger and faster growing organization.

                                  THE COMPANY

Amgen Inc. ("Amgen" or the "Company") is a global biotechnology company that discovers, develops, manufactures and markets human therapeutics based on advances in cellular and molecular biology. Amgen's principal executive offices are located at One Amgen Center Drive, Thousand Oaks, California 91320-1789, and its telephone number is (805) 447-1000.

                                USE OF PROCEEDS

The Company intends to use the proceeds from the sale of the Shares for general corporate purposes.

                        DETERMINATION OF OFFERING PRICE

The Company will sell the Shares in accordance with the terms of the Plans and the Options. The exercise price of each Option has been or will be determined by the Board of Directors of the Company or a committee thereof.

                    DESCRIPTION OF THE PLANS AND THE OPTIONS

Information relating to the exercise of Options by the Trusts and the Former Spouses and the related federal income tax consequences is described in the written information previously furnished to participants in the Plans, including the Trusts, and to the Former Spouses. Additional copies of such information will be furnished without charge to the Trusts and the Former Spouses upon written or oral request. The Plans are included as exhibits to the Registration Statement of which this Prospectus forms a part.

                              PLAN OF DISTRIBUTION

The Shares are being registered to permit the sale by the Company of such Shares to certain Trusts and Former Spouses upon the exercise of Options. The Company has agreed, among other things, to bear all expenses in connection with the Registration Statement and the sale of the Shares covered by this Prospectus. The Shares may be sold from time to time in one or more transactions at offering prices determined in accordance with the terms of the Options. Certain of the Shares may be sold to affiliates of the Company. Such affiliates will not resell such Shares except pursuant to an effective registration statement covering such resale or pursuant to an exemption from such registration, including, among others, the exemption provided by Rule 144 under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS

Certain legal matters with respect to the validity of the Shares will be passed on for the Company by Cooley Godward LLP, Palo Alto, California.

                                    EXPERTS

The consolidated financial statements of the Company as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 appearing in the Company's Annual Report on Form 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses, other than underwriting discounts and commissions, in connection with this offering are as follows:

Securities and Exchange Commission Filing Fee.........   $22,945
Printing Expenses.....................................   $   700
Accountants' Fees and Expenses........................   $ 9,500
Legal Fees and Expenses...............................   $25,000
Miscellaneous Expenses................................   $ 1,855

Total.................................................   $60,000
                                                         =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law, the Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company contain provisions covering indemnification of corporate directors and officers against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors and officers, including proceedings under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The Company has authorized the entering into of indemnity contracts and provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances which may include liability or related loss under the Securities Act and the Exchange Act.

ITEM 16.  EXHIBITS

Exhibit
Number                                  Description of Document.

    5.1   Opinion of Cooley Godward LLP
   10.1   Amended and Restated 1987 Directors Stock Option Plan (1)
   10.2   Amended and Restated 1988 Stock Option Plan (2)
   10.3   Amended and Restated 1991 Equity Incentive Plan (3)
   10.4   1997 Special Non-Officer Equity Incentive Plan
   23.1   Consent of Ernst & Young LLP.
   23.2   Consent of Cooley Godward LLP (included in Exhibit 5.1).
   24.1 Power of Attorney (included with signature pages to this Registration Statement).

_____________________________
(1) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and incorporated herein by reference.

(2) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 incorporated herein by reference.

(3) Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on the 29th day of May, 1998.

                                   AMGEN INC.

                                     /s/ George A. Vandeman
                              By: _________________________________
                                   George A. Vandeman
                                   Senior Vice President,
                                   General Counsel and Secretary

                               POWER OF ATTORNEY

We, the undersigned officers and directors of Amgen Inc., and each of us, do hereby constitute and appoint each and any of Gordon M. Binder and George A. Vandeman, our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names, in connection with this Registration Statement or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                                               TITLE                              DATE
---------                                               -----                              ----
/s/ Gordon M. Binder              Chairman of the Board, Chief Executive Officer      May 29, 1998
-------------------------------      and Director (Principal Executive Officer)
Gordon M. Binder

/s/ Kevin W. Sharer               President, Chief Operating Officer and Director     May 29, 1998
-------------------------------
Kevin W. Sharer

/s/ Kathryn E. Falberg            Vice President, Finance, Chief Financial Officer,   May 29, 1998
-------------------------------      and Chief Accounting Officer
Kathryn E. Falberg

/s/ William K. Bowes, Jr.         Director                                            May 29, 1998
-------------------------------
William K. Bowes, Jr.

/s/ Franklin P. Johnson, Jr.      Director                                            May 29, 1998
-------------------------------
Franklin P. Johnson, Jr.

/s/ Frederick W. Gluck            Director                                            May 29, 1998
-------------------------------
Frederick W. Gluck

/s/ Steven Lazarus                Director                                            May 29, 1998
-------------------------------
Steven Lazarus

/s/ Gilbert S. Omenn              Director                                            May 29, 1998
-------------------------------
Gilbert S. Omenn

/s/ Judith C. Pelham              Director                                            May 29, 1998
-------------------------------
Judith C. Pelham

Exhibit
Number                                  Description of Document.

    5.1   Opinion of Cooley Godward LLP
   10.1   Amended and Restated 1987 Directors Stock Option Plan (1)
   10.2   Amended and Restated 1988 Stock Option Plan (2)
   10.3   Amended and Restated 1991 Equity Incentive Plan (3)
   10.4   1997 Special Non-Officer Equity Incentive Plan
   23.1   Consent of Ernst & Young LLP.
   23.2   Consent of Cooley Godward LLP (included in Exhibit 5.1).
   24.1 Power of Attorney (included with signature pages to this Registration Statement).

_____________________________
(1) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and incorporated herein by reference.

(2) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 incorporated herein by reference.

(3) Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference.